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                                                                    EXHIBIT 23.1


           Consent of K N Energy, Inc. Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 1999, included in K N Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

                                                  /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
   August 23, 1999